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                                                                EXHIBIT 10.20
                                                                PAGE 1
                        BOSTON TECHNOLOGY, INC.
                   1995 DIRECTOR STOCK OPTION PLAN

1. Purpose.

        The purpose of this 1995 Director Stock Option Plan (the "Plan") of Boston Technology, Inc. (the "Company") is to encourage ownership in the Company by outside (non-employee) directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to serve as directors of the Company.

2. Administration.

        The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be deter-mined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. No director shall be liable for any action or determination under the Plan made in good faith.

3. Participation in the Plan.

        Directors of the Company who are not employees of the Company shall be eligible to be granted options under the Plan; provided that, in any event, no options under the Plan shall be granted to Greg C. Carr.

4. Stock Subject to the Plan.

        (a) The maximum number of shares which may be issued under the Plan shall be 180,000 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), subject to adjustment as provided in Section 9.

        (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

        (c) All options granted under the Plan shall be non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

5. Terms, Conditions and Form of Option Agreements.

        Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        (a) Option Grant Dates. Options shall be granted automatically to all eligible directors as follows: (i) each eligible director shall be granted an option to purchase 30,000 shares of Common Stock on March 1, 1995; and (ii) upon the initial election of any eligible director as a director of the Company, such director shall be granted an option to purchase 30,000 shares of Common Stock.

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                                                                EXHIBIT 10.20
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        (b) Option Exercise Price.  The option exercise price per share for each option granted under the Plan shall equal (i) the closing sale price per share of the Company's Common Stock on the Nasdaq National
            Market (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sale price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq
            National Market or an exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

        (c) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall be exercised during the lifetime of the optionee only by such optionee. No option or interest therein may be transferred, assigned, pledged or hypo-thecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (d) Exercise Period. Each option granted pursuant to Section 5(a) above shall become exercisable on a cumulative basis as to one-third of the shares subject to the option on the date of each of the first, second and third annual meeting of stockholders of the Company following the date of grant; provided, however, that (i) no option granted under the Plan may be exercised more than three years after the date the optionee ceases to serve as a director of the Company, (ii) all options granted under the Plan shall terminate on the tenth anniversary of the date of grant and (iii) all options granted under the Plan are subject to Section 12(a) below.

        (e) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

        (f) Payment of Purchase Price. Payment of the exercise price may be made, at the election of the optionee, (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price, (ii) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of pay-ment. The fair market value of any shares of Common Stock that may be delivered upon exercise of an option shall be determined by the Company as of the date that such shares are delivered.

6. Assignments.

        The rights and benefits under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in Section 5(c).

7. Time for Granting Options.

        All options for shares subject to the Plan shall be granted, if at all, not later than December 31, 1998.
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                                                               EXHIBIT 10.20
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8. Limitation of Rights.

        (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or under-standing, express or implied, that the Company will retain a director for any period of time.

        (b) No Stockholder Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for divi-dends or other rights for which the record date is prior to the date such certificate is issued.

9. Changes in Common Stock.

        (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each such share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

        (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any cor-poration assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or
            (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reor-ganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

10. Amendment of the Plan.

        The Board of Directors may suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.
The Plan may not be amended more than once in any six-month period.

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                                                               EXHIBIT 10.20
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11. Notice.

        Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12. Miscellaneous Provisions.

        (a) Effective Date. The Plan shall become effective when ratified by the Company's stockholders. No option granted under the Plan may be exercised prior to such approval, and in the event such approval is not obtained all options granted hereunder shall immediately terminate.

        (b) Termination. The Plan shall terminate upon the earlier of (i) December 31, 1998, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under (i) above, then options outstand-ing on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

        (c) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.




                           Adopted by the Board of Directors on March 1, 1995
















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